UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: September 4, 2019

(Date of earliest event reported)

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38467	46-3231686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota		55425
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Entry into Waiver of Certain Provisions of the Voting Agreement; Change of Director Status

On September 6, 2019, the Ceridian HCM Holding Inc. (the “Company”) entered into a waiver (the “Waiver”) of certain provisions of the voting agreement (the “Voting Agreement”) dated April 30, 2018, between the Company, Cannae Holdings, LLC (“Cannae”), certain funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) and the other parties thereto. Cannae and THL together are referred to as the “Sponsor Stockholders,” and directors designated by a Sponsor Stockholder pursuant to the terms of the Voting Agreement are referred to as “Sponsor Director Designees.”

Prior to the Offering (as defined below), THL and Cannae each held at least 20% of the outstanding voting power of the Company, and could each designate two directors to the board of directors of the Company (the “Board”) pursuant to the Voting Agreement. Following the Offering, THL and Cannae each hold at least 10% of the outstanding voting power of the Company, and can each designate one director to the Board pursuant to the Voting Agreement. The Waiver releases the Company and the Sponsor Stockholders from their respective obligations and rights pursuant to Section 2.01(g)(ii) of the Voting Agreement, which requires a Sponsor Director Designee to offer his resignation on the Board in connection with the loss of the related Sponsor Stockholder’s right to designate a director pursuant to the Voting Agreement in connection with the Offering. Pursuant to the Waiver, two of the four current Board members designated by THL and Cannae pursuant to the Voting Agreement will not be required to resign from the Board. Instead, they will continue to serve continue to serve on the Board in the capacity of ordinary members of the Board and not as Sponsor Director Designees.

In connection with the entry into the Waiver, the Board provided that each of Thomas M. Hagerty and Ronald F. Clarke shall cease to be a Sponsor Director Designee, and shall instead continue to serve on the Board in the capacity of an ordinary member of the Board. Following the entry into the Waiver, THL’s sole Sponsor Director Designee pursuant to the Voting Agreement is Ganesh Rao and Cannae’s sole Sponsor Director Designee pursuant to the Voting Agreement is Brent B. Bickett.

A copy of the Waiver is filed as Exhibit 10.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

Entry into Underwriting Agreement

On September 4, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as underwriter (the “Underwriter”) and the selling shareholders named therein (the “Selling Shareholders”), pursuant to which the Selling Shareholders agreed to sell 9,000,000 shares of common stock, par value $0.01 per share, of the Company to the Underwriter at a purchase price of $56.00 per share (the “Offering”). The Offering closed on September 6, 2019. The Company did not sell any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated September 4, 2019, to the prospectus, dated May 21, 2019, included in the Company’s registration statement on Form S-3 (File No. 333-231639), which was initially filed with the Securities and Exchange Commission on May 21, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Selling Shareholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of September 4, 2019, by and among Ceridian HCM Holding Inc., certain selling shareholders and Goldman Sachs & Co. LLC.

10.1	Waiver Agreement, dated as of September 6, 2019, by and among Ceridian HCM Holding Inc., Cannae Holdings, LLC and certain funds affiliated with Thomas H. Lee Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald

Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: September 6, 2019